Exhibit 99.1

Contacts:	Investor Relations
Larry C. Heaton II	Melody A. Carey
President and Chief Executive Officer	Rx Communications Group, LLC
(510) 661-1801	(917) 322-2571
lheaton@curonmedical.com	mcarey@rxir.com

Alistair F. McLaren

Vice President, Chief Financial Officer

(510) 661-1802

amclaren@curonmedical.com

FOR IMMEDIATE RELEASE

CURON MEDICAL ANNOUNCES FOURTH QUARTER

AND YEAR-END 2005 FINANCIAL RESULTS

FREMONT, Calif., February 2, 2006 – Curon Medical, Inc. (Nasdaq: CURN) today announced financial results for the fourth quarter and year ended December 31, 2005.

For the fourth quarter of 2005, Curon Medical reported revenues of $1,022,000, reflecting a 37% increase compared to revenues of $745,000 in the third quarter of 2005, and essentially the same as the revenues of $1,010,000 in the fourth quarter of 2004. Net loss for the quarter was $3,527,000, or $0.08 per share, compared with a net loss of $716,000, or $0.02 per share, for the third quarter of 2005, and $4,209,000, or $0.17 per share, for the fourth quarter of 2004.

For the twelve months ended December 31, 2005, Curon Medical reported revenues of $3,776,000, reflecting a two percent increase compared with revenues of $3,709,000 for the year ended 2004. Net loss for the twelve months ended December 31, 2005, decreased to $10,955,000, or $0.30 per share, compared with a net loss in the twelve months of 2004 of $15,320,000 or $0.64 per share.

Fourth quarter results reflect the sale of 11 Stretta® Control Modules and four Secca® Control Modules, in addition to sales of 452 disposable Stretta Catheters and 246 disposable Secca Handpieces. During the fourth quarter two additional Stretta Control Modules and seven additional Secca Control Modules were placed with customers for evaluation,. As of December 31, 2005, Curon Medical had cash, cash equivalents and investments totaling approximately $3.3 million.

(more)

Larry C. Heaton II, President and Chief Executive Officer of Curon Medical, said, “We are pleased to report that sales have returned to the one million dollar level for the quarter, especially since we reduced the size of the salesforce at the outset of the fourth quarter.

“Revenues from sales of our Stretta system products increased 49% compared to the third quarter, while revenues from sales of our Secca system products increased 20% over the same quarter. These revenue increases were driven primarily by increased disposable unit sales, with Stretta disposable unit sales up 79% versus the prior quarter, and Secca disposable unit sales up 103% from the third quarter.

“Our initiative to outsource the manufacturing of our disposable products to Life Science Outsourcing, (LSO) of San Diego, California, was executed successfully, with LSO manufacturing products for inventory as of the end of the year. The reduction in our workforce enabled by the outsourcing was also executed according to plan, paving the way for reductions in both cost of goods and operating expenses in the coming quarters.”

Conference Call

Curon Medical will host a conference call today at 5:00 p.m. eastern time/2:00 p.m. pacific time to discuss the fourth quarter results. The live call may be accessed by dialing (913) 981-5533 and through a web cast at the Curon Medical website www.investor-curonmedical.com. The replay will be available via web cast for 30 days or by calling (719) 457-0820 from 8:00 p.m. eastern time today until midnight eastern time on February 9, 2006. The confirmation number to access the replay is 3343910.

About Curon Medical, Inc.

Curon Medical develops, manufactures and markets innovative proprietary products for the treatment of gastrointestinal disorders. The Company’s products and products under development consist of radiofrequency generators and single use disposable devices. Its first product, the Stretta System, received U.S. Food and Drug Administration clearance in April 2000 for the treatment of gastroesophageal reflux disease, commonly referred to as GERD. The Company’s Secca System for the treatment of bowel incontinence received clearance from the FDA in March 2002. For more information on the Company or its products, please visit the Company’s website at http://www.curonmedical.com

About The Stretta System

Curon’s proprietary Stretta System provides physicians with the tools to perform a minimally invasive, outpatient endoscopic procedure for the treatment of GERD. The Stretta System consists of the Stretta Catheter, which is a disposable, flexible catheter and the Curon Control Module. Using the Stretta System, the physician delivers temperature-controlled radiofrequency energy to create thermal lesions in the muscle of the lower esophageal sphincter (LES). The tissue response to radiofrequency delivery alters LES function, which results in statistically significant improvements in GERD symptom scores, reduction in acid exposure and reduction in anti-secretory medication requirement.

(more)

About The Secca System

The Secca System provides physicians with devices to perform a minimally invasive outpatient procedure for the treatment of bowel incontinence in patients who have failed more conservative therapy such as diet modification and biofeedback. The Secca System utilizes the same technology and treatment concepts as the Stretta System. Using the Curon Control Module and the Company’s Secca disposable handpiece, physicians deliver radiofrequency energy into the muscle of the anal sphincter to improve its barrier function.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements concerning expectations regarding future operating performance, specifically, expectations regarding reductions in both cost of goods and operating expenses. Forward-looking statements are based on management’s current, preliminary, expectations and are subject to risks and uncertainties, which may cause the Company’s actual results to differ materially from the statements contained herein. The Company’s financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. Further information on potential risk factors that could affect the Company, its business and its financial results are detailed in the Company’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled, “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors Affecting Future Results,” in Curon’s Annual report of Form 10-Q for the fiscal quarter ended September 30, 2005 filed with the Securities and Exchange Commission on November 10, 2005. The forward-looking statements are made as of February 2, 2006, and the Company undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

(Financial Tables Follow)

CURON MEDICAL, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2005	2004	2005	2004
Revenues	$1,022	$1,010	$3,776	$3,709
Cost of goods sold	1,397	1,190	4,234	4,358

Gross loss	(375)	(180)	(458)	(649)

Operating expenses:
Research and development	355	376	1,261	1,736
Clinical and regulatory	244	239	976	1,096
Sales and marketing	1,778	2,169	7,680	8,083
General and administrative	817	1,051	3,583	5,073

Total operating expenses	3,194	3,835	13,500	15,988

Operating loss	(3,569)	(4,015)	(13,958)	(16,637)
Interest income and other expense, net	42	(194)	3,003	1,317

Net loss	$(3,527)	$(4,209)	$(10,955)	$(15,320)

Net loss per share, basic and diluted	$(0.08)	$(0.17)	$(0.30)	$(0.64)

Shares used in computing net loss per share, basic and diluted	43,349	24,622	36,364	24,037

CURON MEDICAL, INC.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	December 31, 2005	December 31, 2004
Assets
Current assets:
Cash and cash equivalents	$2,819	$374
Marketable securities	500	5,518
Accounts receivable, net	747	620
Inventories, net	879	777
Prepaid expenses and other current assets	903	987

Total current assets	5,848	8,276
Property and equipment, net	300	551
Other assets	267	330

Total assets	$6,415	$9,157

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$1,736	$1,651
Other liabilities	71	124
Warrant liability	2,379	469
Stockholders’ equity:	2,229	6,913

Total liabilities and stockholders’ equity	$6,415	$9,157